ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
[signature]	20080480830-83
Ross Miller	Filing Date and Time
Secretary of State	07/17/2008 7:04 AM
State of Nevada	Entity Number
	E0246522008-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Universal Infotainment Systems Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article 3, Authorized shares will be amended to read:
Number of shares with par value: 100,000,000 Common   Par Value: $.0001
Number of shares with par value: 50,000,000 Preferred   Par Value: $.0001

Amending current officers to add:
James Clark Beattie, CEO
2257 Pontiac Circle
Naperville, IL 60565
(all other officer and director information will stay the same)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature] Emanuel G Pavlopoulos, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.